UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         April 19, 2001 (April 16, 2001)
                Date of Report (Date of Earliest Event Reported)

                        Commission File Number: 000-29727

                               PARTSBASE.COM, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

           Texas                                              76-0604158
    (State or Other Jurisdiction of                          (IRS Employer
    Incorporation or Organization)                         Identification No.)

                          621 NW 53rd Street, Suite 700
                         Boca Raton, Florida 33487-8233
                    (Address of Principal Executive Offices)

                                 (561) 953-0700
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

     A purported class action lawsuit against Partsbase.com, Inc. ("Partsbase" or the "Company"), certain of its current and former officers and directors, and the underwriters of its initial public offering has been filed in the United States District for the Southern District of Florida. (Foderaro vs. Partsbase.com, Inc. et al, Case No.: 01-8319 CIV- FERGUSON) The lawsuit alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and alleges the Company's March 2000 registration statement misrepresented and failed to disclose matters related to the Company's business operations and membership sales. The lawsuit seeks damages and certification of a class consisting of purchasers of the Company's common stock in the offering during the period from March 22, 2000 through April 25, 2000. The Company believes that the allegations are without merit and intends to vigorously defend this action. Nevertheless, an unfavorable resolution of this lawsuit could have a material adverse effect on the Company in one or more future periods.

     A copy of the Company's press release and the complaint are included herein as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference and the foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits. The press release should be read in conjunction with the Note Regarding Forward Looking Statements, which is included in the text of such press release.

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     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

 Exhibit        Description

  99.1 Press Release Issued by the Company on April 19, 2001 Regarding Plaintiff's Class Action Complaint for Violation of the Federal Securities Laws.
  99.2 Plaintiff's Class Action First Amended Complaint for Violation of the Federal Securities Laws.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         PARTSBASE.COM, INC.


                                         /s/ Robert A. Hammond______
                                         Robert A. Hammond, Jr., President


Date: April 19, 2001

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                                  EXHIBIT INDEX


Exhibit  Description

99.1 Press Release Issued by the Company on April 19, 2001 Regarding Plaintiff's Class Action Complaint for Violation of the Federal Securities Laws.
99.2 Plaintiff's Class Action First Amended Complaint for Violation of the Federal Securities Laws.




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